UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

BRIGHTLANE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54027	30-0782905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3270 Sul Ross

Houston, Texas 77098

(Address of Principal Executive Offices)

(888) 468-2856

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On December 21, 2015, we completed the agreement to acquire all of the outstanding shares of Brightlane Homes, Inc., which through its wholly owned subsidiary, acquired a 99.9% limited partner interest in Brightlane RECA, LP which is the beneficiary of the Brightlane RECA Trust which owns a portfolio of assets referred to as the Brightlane RECA Portfolio.

In April 2017, the partners of Brightlane RECA, LP amended the Revised Limited Partnership Agreement to admit Brightlane GP, Corp., , an affiliate of the Registrant, as a General Partner of BL RECA LP.  Additionally, National Asset Advisors, LLC (NAA) transferred all of its General Partner interests and powers to Brightlane GP Corp. and withdrew as General Partner of Brightlane RECA LP.   David W. Campbell, Jr., managing member of NAA, was appointed President of Brightlane GP Corp.

On November 21, 2017, the Registrant entered into an Agreement resulting in the following actions:

(1)Brightlane #1, LLC, a subsidiary of Brightlane Homes, Inc., a wholly owned subsidiary of Brightlane Corp., transferred its limited partnership interest in Brightlane RECA LP, the sole beneficiary of the Brightlane RECA Trust, to GP 2002, LLC.

(2)Brightlane GP Corp, a wholly owned subsidiary of Brightlane Corp., transferred its general partnership interest in Brightlane RECA LP, the sole beneficiary of the Brightlane RECA Trust, to GP 2002, LLC.

(3)David W. Campbell, through no disagreement with the Registrant and its management, resigned as President of Brightlane GP Corp.

The Agreement and aforementioned three actions result in the termination of all agreements entered into on December 21, 2015 and all subsequent addenda to those agreements.  These actions terminate any rights of the Registrant to the Brightlane RECA Trust, thereby terminating all obligations to the underlying acquisition related debt associated with the assets contributed to the Brightlane RECA Trust.  In addition, per the November 21, 2017 Agreement the parties agreed that::

(1)The RECA Principals as defined in the Brightlane RECA Contribution Agreement agreed to return all of their common stock in the registrant totaling 2,100,013 common shares (see Item 3.02 below). to the Registrant.

(2)The RECA Principals agreed to facilitate the transfer of certain assets to Brightlane Homes, Inc., a wholly owned subsidiary of the Registrant, having total notes receivables of $244,145.50 generating a positive monthly cash flow for the Registrant.

The Registrant has concluded that at this time it is in the best interests of Brightlane Homes, Inc. to exit the third party owner finance installment contract space.  The Registrant will continue to pursue its business plan and ancillary business opportunities.

Item 3.02.  Unregistered Sales of Equity Securities

As a part of the Agreement mentioned in Item 1.01 entered into on November 21, 2017, the RECA Principals as defined in the Brightlane RECA Contribution Agreement returned all of their common stock totaling 2,100,013 to the Registrant.    As a result, the Registrant’s issued and outstanding shares has been reduced by 2,100,013 common shares.

Item 9.01

Exhibit 2.1:  Relationship Dissolution Agreement dated November 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTLANE CORP.
Date: November 27, 2017	By:	/s/ Steve Helm
Steve Helm
President and Chief Executive Officer
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)